     As filed with the Securities and Exchange Commission on June 6, 2000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             MICROSOFT CORPORATION
            (Exact name of registrant as specified in its charter)

                               ----------------

                 Washington                                      91-1144442
        (State or other jurisdiction                           (IRS Employer
      of incorporation or organization)                     Identification No.)

                               One Microsoft Way
                        Redmond, Washington 98052-6399
                                (425) 882-8080
                  (Address, including zip code, and telephone
             number including area code, of registrant's principal
                               executive office)

                               ----------------

                              Robert A. Eshelman
                Deputy General Counsel, Finance and Operations
                               One Microsoft Way
                        Redmond, Washington 98052-6399
                                (425) 882-8080
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                       Copies of all communications to:
                                Richard B. Dodd
                                Maja D. Chaffe
                           Preston Gates & Ellis LLP
                         701 Fifth Avenue, Suite 5000
                        Seattle, Washington 98104-7078

                               ----------------

  Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the Selling Shareholders shall determine.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                       CALCULATION OF REGISTRATION FEE*

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                             Proposed       Proposed
 Title of each class of       Amount         maximum         maximum      Amount of
    securities to be          to be       offering price    aggregate    registration
       registered           registered      per share*   offering price*     fee*
-------------------------------------------------------------------------------------
Common Shares par value
 $.0000125.............  3,000,000 shares     $61.50      $184,500,000    $48,708.00
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

* Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on May 26, 2000, as reported on the Nasdaq Stock Market.

                               ----------------

                The Index to Exhibits is located at Page II-4.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS

                        [LOGO OF MICROSOFT CORPORATION]

                                3,000,000 Shares

                                  Common Stock

                                  -----------

  This prospectus is part of a registration statement that covers shares of common stock of Microsoft. These shares may be offered and sold from time to time by certain institutional holders of our common shares (the "selling shareholders"). We will not receive any of the proceeds from the sale of the common shares except to the extent Microsoft receives a cash refund of the make whole amount as provided for in the put warrants held by the selling shareholders (see Selling Shareholders and Plan of Distribution on page 6 of the prospectus). We will bear the costs relating to the registration of the common shares, which we estimate to be $65,708.00.

  The common shares are traded on the Nasdaq Stock Market under the symbol MSFT. The average of the high and low prices of the common shares as reported on the Nasdaq Stock Market on May 26, 2000 was $61.50 per common share.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                  The date of this prospectus is June 6, 2000.

                               TABLE OF CONTENTS

The Company.................................................................   3

Risk Factors................................................................   4

Use of Proceeds.............................................................   6

Selling Shareholders and Plan of Distribution...............................   6

Legal Matters...............................................................   7

Experts.....................................................................   7

Where You Can Find More Information.........................................   8

  You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

  The shares of common stock are not being offered in any jurisdiction where the offer is not permitted.

  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

                                  THE COMPANY

  Microsoft Corporation was founded as a partnership in 1975 and incorporated in 1981. Microsoft develops, manufactures, licenses, sells, and supports a wide range of software products, including:

  . operating system software (for example, Microsoft Windows 98, Windows NT, and Windows CE) designed for personal computers, servers, handheld personal computers and other information devices;

  . server applications software (for example, Microsoft Exchange Server and Microsoft SQL Server) designed for client/server environments;

  . business and consumer applications software (for example, Microsoft Word; Microsoft Excel and Microsoft Outlook);

  .  software development tools; and

  .  Internet and intranet software and technologies.

  Microsoft's efforts also include:

  .  development of entertainment and information software programs;

  .  development of the MSN(TM) network of Internet products and services;

  . alliances with companies involved with the creation and delivery of digital information;

  . sales of personal computer devices such as the Microsoft Mouse and the Microsoft Natural Keyboard;

  .  publication of software-related books; and

  . research and development of advanced technologies for future software products.

  Microsoft's business strategy is to develop a broad line of software products for business and personal use, and to distribute these products through diverse channels, including distributors, resellers, system integrators, retail stores, and preinstalled on new computer hardware.

  Microsoft is organized as a Washington corporation with its principal executive offices located at One Microsoft Way, Redmond, Washington 98052-6399. Our telephone number is (425) 882-8080 and our electronic mail address is msft@microsoft.com.

                                 RISK FACTORS

  The following risk factors, among others, should be considered in evaluating any investment in our common stock:

Technology changes rapidly in our business.

  Rapid change, uncertainty due to new and emerging technologies, and fierce competition characterize the PC software industry. The pace of change continues to accelerate, including "open source" software, new computing devices, new microprocessor architectures, the Internet, and Web-based computing models.

Competition is intense in the software industry.

  While we work closely with OEMs and developers, other companies promote their platforms and technologies against our products and existing industry standards. These operating systems, platforms, and products may gain popularity with customers, OEMs, and developers, reducing our future revenue.

We must continue to pursue future initiatives.

  We continue to expand our efforts to provide and support mission-critical systems to large enterprises. In addition, we are developing a Windows-based platform and a set of key services for our customers that build on that platform. The platform will combine Internet-hosted platform services with the power of Windows-based PCs, servers, and non-PC devices. Future revenue from these initiatives may not duplicate historical revenue growth rates.

PC growth rates impact our business.

  The underlying PC unit growth rate and percentage of new PCs acquired as replacement units directly impact our software revenue growth. Additionally, inexpensive PCs and specialty devices create less demand for our software than traditional PCs. The PC shipment growth rate may continue to decrease, the replacement rate may continue to increase, and limited-use PC growth may increase, reducing future software revenue opportunity.

Prices of our products could decrease.

  Future product prices may decrease from historical levels, depending on competitive market and cost factors. European and Asian software prices vary by country and are generally higher than in the United States to cover localization costs and higher costs of distribution. Increased global license agreements, European monetary unification, or other factors could erode such price uplifts in the future.

Our products may reach market saturation.

  Product upgrades, which enable users to upgrade from earlier versions of our products or from competitors' products, have lower prices and margins than new products. Also, penetration of our desktop applications into large organizations is becoming saturated. These factors are likely to depress future desktop applications revenue growth.

Developing and localizing software is expensive, and the investment in product development often involves a long payback cycle.

  We plan to continue significant investments in software research and development, including online initiatives. Significant revenue from these product opportunities is not anticipated for a number of years. Total spending for R&D will increase over historical levels.

Our business is significantly impacted by international operations.

  Much of our operations are conducted outside of the United States, and a large percentage of sales, costs of manufacturing, and marketing is transacted in local currencies. As a result, our international results of operations are subject to local economic environments and foreign exchange rate fluctuations.

Our intellectual property rights may be difficult to protect.

  We diligently defend our intellectual property rights, but unlicensed copying of software represents a loss of revenue. While this adversely affects U.S. revenue, revenue loss is even more significant outside of the United States, particularly in countries where laws are less protective of intellectual property rights. Throughout the world, we actively educate consumers on the benefits of licensing genuine products and educate lawmakers on the advantages of a business climate where intellectual property rights are protected. However, continued efforts may not affect revenue positively.

Our business is often subject to various litigation actions.

  Litigation regarding intellectual property rights, patents, and copyrights occurs in the PC software industry. Microsoft is currently a party to various such lawsuits. In addition, there are government regulation and investigation risks along with other general corporate legal risks. Finally, we are currently a party to various antitrust actions brought by the U.S. government and various states, as well as a number of private antitrust litigation claims. While Microsoft believes that resolving these claims will not have a material adverse impact on the Company's financial position or its results of operations, an adverse final decision in these actions could materially affect our operations and potentially cause the price of our common stock to decline.

We may not be able to maintain our present revenue growth rate or operating margins.

  Our revenue growth rate in 2000 may not approach the level attained in prior years. Operating expenses are expected to increase from historical levels. Because of the fixed nature of a significant portion of such expenses, coupled with the possibility of slower revenue growth, operating margins may decrease from historical levels.

                                USE OF PROCEEDS

  All net proceeds from the sale of the common shares covered by this prospectus will go to the selling shareholders who offer and sell their shares. We will not receive any proceeds from the sale of the common shares by the selling shareholders.

                 SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

  All of the common shares registered for sale under this prospectus will be owned prior to the offer and sale of such shares by holders of put warrants that have been issued by Microsoft to various institutional investors from time to time (the "selling shareholders").

  All of the shares offered by the selling shareholders were acquired in the settlement of put warrants that Microsoft issues from time to time. Generally, under the terms of the agreements relating to the put warrants, if the selling shareholder exercises the warrant and Microsoft elects to net-share settle the warrant, Microsoft will issue shares of common stock of Microsoft to the selling shareholder having a value equal to the product of the number of shares subject to the warrant times the difference between the exercise price of the warrant and the closing value of the Microsoft common shares on the expiration date of the warrant (the "settlement value"). If the Microsoft common shares received by the institutional investor are sold within 10 business days and the net proceeds are less than the settlement value, Microsoft is obligated to pay the difference in either cash or additional shares which may also be sold pursuant to this registration statement; conversely, if the net proceeds are more than the settlement value, Microsoft will receive the difference in a cash refund (the "make-whole" amount). The shares held by the selling shareholders do not exceed one percent (1%) of Microsoft's outstanding capitalization. In the past three years, Microsoft may have had commercial or investment banking relationships with the selling shareholders; however Microsoft does not consider these relationships to be material.

  Microsoft is registering the common shares covered by this prospectus for the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests. Microsoft will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares.

  The selling shareholders may sell the common shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their common shares through:

  . a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

  . purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer for its account; or

  . ordinary brokerage transactions and transactions in which a broker solicits purchasers.

  When selling the common shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:

  . enter into transactions involving short sales of the common shares by broker-dealers;

  . sell common shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

  . enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer or other person, who will then resell or transfer the common shares under this prospectus; or

  . loan or pledge the common shares to a broker-dealer or other person, who may sell the loaned shares or, in the event of default, sell the pledged shares.

  The selling shareholders may negotiate and pay broker-dealers or other persons commissions, discounts or concessions for their services. Broker-dealers or other persons engaged by the selling shareholders may allow other broker-dealers or other persons to participate in resales. However, the selling shareholders and any broker-dealers or such other persons involved in the sale or resale of the common shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act of 1933 (the "1933 Act"). In addition, the broker-dealers' or their affiliates' commissions, discounts or concession may qualify as underwriters' compensation under the 1933 Act. If the selling shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the 1933 Act.

  In addition to selling their common shares under this prospectus, the selling shareholders may:

  . agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the 1933 Act;

  . transfer their common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

  . sell their common shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

  We have agreed to indemnify the selling shareholders against liabilities arising in connection with this offering, including liabilities under the 1933 Act, or to contribute to payments that the selling shareholders may be required to make in that respect.

  Additional information related to the selling shareholders and the plan of distribution may be provided in one or more supplemental prospectuses.

                                 LEGAL MATTERS

  For purposes of this offering, Preston Gates & Ellis LLP, Seattle, Washington, is giving its opinion on the validity of the common shares. As of the date of this prospectus, attorneys in Preston Gates & Ellis LLP who have worked on substantive matters for Microsoft own fewer than 1,000,000 common shares.

                                    EXPERTS

  The consolidated financial statements of Microsoft for each of the three years in the period ended June 30, 1999, incorporated by reference in this Prospectus from Microsoft's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  . Government Filings. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at www.sec.gov. Most of our SEC filings are also available to you free of charge at our web site at www.microsoft.com/MSFT.

  . Stock Market. The common shares are traded as "National Market Securities" on the Nasdaq National Market. Material filed by Microsoft can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

  . Information Incorporated by Reference. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

  1. Microsoft's Annual Report on Form 10-K, which includes various pages from its Annual Report to Shareholders, for the year ended June 30, 1999.

  2. Microsoft's Quarterly Report on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999, and March 31, 2000.

  3.  Microsoft's Current Report on Form 8-K dated July 19, 1999.

  4.  Microsoft's Proxy Statement dated September 28, 1999.

  5. The description of the common stock of Microsoft, which is contained in the registration statement of Microsoft filed on Form S-3, dated December 13, 1996.

     You may request free copies of these filings by writing or telephoning us at the following address:

              Investor Relations Department
              Microsoft Corporation
              One Microsoft Way
              Redmond, Washington 98052-6399
              (425) 882-8080
              email: msft@microsoft.com

  You may also review and/or download free copies of items 1, 2 and 4 at our website at www.microsoft.com/MSFT.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The expenses relating to the registration of Shares will be borne by the registrant. Such expenses are estimated to be as follows:

   Registration fee--Securities and Exchange Commission............. $48,708.00
   Accountants' fees................................................   5,000.00
   Legal fees.......................................................  10,000.00
   Miscellaneous....................................................   2,000.00
                                                                     ----------
   Total............................................................ $65,708.00
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

  Article XII of the Restated Articles of Incorporation of Microsoft authorizes Microsoft to indemnify any present or former director or officer to the fullest extent not prohibited by the WBCA, public policy or other applicable law. Chapter 23B.8.510 and .570 of the WBCA authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

  The directors and officers of Microsoft are entitled to indemnification by each of the Selling Shareholders against any cause of action, loss, claim, damage, or liability to the extent it arises out of or is based upon the failure of any Selling Shareholder (or his donees, legatees, or pledgees) and each underwriter to comply with the Prospectus delivery requirements under the federal securities laws or any applicable state securities laws or upon any untrue statement or alleged untrue statement or omission or alleged omission made in this Registration Statement and the Prospectus contained herein, as the same shall be amended or supplemented, made in reliance upon or in conformity with written information furnished to Microsoft by such Selling Shareholder or such underwriter.

  In addition, Microsoft maintains directors' and officers' liability insurance under which Microsoft's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 16. List of Exhibits.

  The Exhibits to this registration statement are listed in the Index to Exhibits on page II-4.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the 1933
  Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Microsoft pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) For purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 [Remainder of Page Intentionally Left Blank]

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington on June 6, 2000.

                                          MICROSOFT CORPORATION

                                                 /s/ Steven A. Ballmer
                                          By: _________________________________
                                                     Steven A. Ballmer
                                                Chief Executive Officer and
                                                          Director
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gates III, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

     /s/ Steven A. Ballmer           Chief Executive Officer,       June 6, 2000
____________________________________  Director (Principal
         Steven A. Ballmer            Executive Officer)

    /s/ William H. Gates III         Chairman, Chief Software       June 6, 2000
____________________________________  Architect, Director
        William H. Gates III

        /s/ John Conners             Vice President, Finance,       June 6, 2000
____________________________________  Chief Financial Officer
            John Conners              (Principal Financial and
                                      Accounting Officer

       /s/ Paul G. Allen             Director                       June 6, 2000
____________________________________
           Paul G. Allen

    /s/ Richard A. Hackborn          Director                       June 6, 2000
____________________________________
        Richard A. Hackborn

     /s/ David F. Marquardt          Director                       June 6, 2000
____________________________________
         David F. Marquardt

             Signature                           Title                  Date
             ---------                           -----                  ----

       /s/ Ann McLaughlin            Director                       June 6, 2000
____________________________________
           Ann McLaughlin

    /s/ William G. Reed, Jr.         Director                       June 6, 2000
____________________________________
        William G. Reed, Jr.

       /s/ Jon A. Shirley            Director                       June 6, 2000
____________________________________
           Jon A. Shirley

                               INDEX TO EXHIBITS

 Exhibit
   No.                     Description                        Location
 -------                   -----------                        --------
   5     Opinion of Counsel re: legality                   See attached.
         Consent of Deloitte & Touche LLP as Independent
  23.1   Auditors                                          See attached.
  23.2   Consent of Preston Gates & Ellis LLP              See footnote(1)
  24     Power of Attorney                                 See page II-3

--------
(1) Contained within Exhibit 5.